UNITED STATES
                            SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C. 20549


                                         FORM 8-K


                      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                            OF
                           THE SECURITIES EXCHANGE ACT OF 1934


                                      DATE OF REPORT
                    (Date of Earliest Event Reported): January 7, 2002


                               HOLIDAY RV SUPERSTORES, INC.
                    (Exact Name of Registrant as Specified in Charter)


         DELAWARE                        0-16448                  59-1834763
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
     of Incorporation)                                       Identification No.)



                          200 East Broward Boulevard, Suite 920
                              Ft. Lauderdale, Florida 33301
                   (Address of Principal Executive Offices) (Zip Code)

                              Registrant's Telephone Number,
                           Including Area Code: (954) 522-9903

ITEM 5.  Other Events.

Private Placement of Units Consisting of Series A Preferred Stock and Warrants

      General
      -------

     On January 8, 2002, Holiday RV Superstores, Inc. entered into a Securities Purchase Agreement under which it privately sold units of preferred stock and warrants for an aggregate of $1.5 million. Holiday sold 150 units in the transaction, each unit consisting of 100 shares of newly authorized Series A Preferred Stock and a warrant to purchase 5,000 shares of common stock. Upon the satisfaction of certain conditions described below, the warrants will be exercisable for five years at an exercise price of $0.50 per share. The initial placement of 150 units was in the first closing of Holiday's contemplated private placement of up to 350 units (for total possible offering proceeds of $3.5 million).

     The Series A Preferred Stock is divided into Sub-Series A-1 Preferred Stock and Sub-Series A-2 Preferred Stock. The two Sub-Series are identical in all respects except that only the Sub-Series A-1 is currently convertible into common stock and currently has voting rights together with the common stock on an as-converted basis. Depending on the total units sold in the private placement, each unit will include approximately 25% of Sub-Series A-1 and 75% of Sub-Series A-2 Preferred Stock. Each share of Sub-Series A-1 Preferred Stock is initially convertible into shares of common stock at a conversion price of $0.50 per share. The number of shares of common stock into which the Series A Preferred Stock is convertible will be adjusted for anti-dilution protection and proportional adjustments for dividends, recapitalizations and stock splits

     The Sub-Series A-2 Preferred Stock will be convertible on the same terms as the Sub-Series A-1 Preferred Stock and the warrants will be exercisable for common stock only if Holiday's stockholders approve the convertibility, voting and exercisability in accordance with applicable Nasdaq rules. In particular, Nasdaq Marketplace Rule 4350 requires stockholder approval for the issuance or potential issuance in a non-public offering of either (a) 20% or more of a company's previously outstanding common stock at a price less than the greater of market or book value or (b) 20% or more of a company's voting power at a price less than the greater of market or book value.

     If Holiday sells the maximum number of units that it is offering and the stockholders approve the terms of the private placement, the Series A Preferred Stock will be convertible into an aggregate of seven million shares of Holiday's common stock, and the warrants will be exercisable for an aggregate of 1,750,000 shares of Holiday's common stock. Until such approval, the Series A Preferred Stock will be convertible into a maximum of 1,761,400 shares of common stock and the warrants will not be exercisable.

     On January 8, 2001, Holiday sold the minimum number of 150 units offered to one accredited investor at the initial closing. The Sub-Series A-1 Preferred Stock issued at the initial closing is initially convertible into 754,800 shares of common stock. Holiday currently has outstanding 8,852,000 shares of common stock, the closing price as reported on the Nasdaq National Market on January 8, 2002 was $0.99 per share.

     In connection with the private placement, Holiday also terminated its previously reported Consulting Agreement. Holiday will not issue any additional shares of common stock under the Consulting Agreement beyond the initial 500,000 shares issuable thereunder and Holiday will not issue any of the options initially called for under the Consulting Agreement. The letter agreement terminating the Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated by this reference.

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

     In connection with the initial closing of the private placement, Holiday also entered into separate agreements to extend the maturities of or convert into equity all of Holiday's outstanding non-trade indebtedness, with certain exceptions, such as floor plan financing and mortgages.

     The net proceeds of the transactions will be used for general working capital, the payment of past due payables, the payoff of inventory and the repayment of amounts outstanding under one of Holiday's subsidiary's line of working capital credit.

     The terms of the sale of the securities are more fully described in the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated by this reference.

Description of Series A Preferred Stock

     Holiday filed an amended Certificate of Designation relating to the Series A Preferred Stock with the Delaware Secretary of State on January 8, 2002, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by this reference. The amended Certificate of Designation provides for a maximum of 35,000 shares of Series A Preferred Stock, 8,807 of which are designated "Sub-Series A-1 Convertible Preferred Stock" and 26,193 of which are designated as "Sub-Series A-2 Convertible Preferred Stock." Both series have the same preferences, rights, qualifications, limitations and restrictions except that, until Holiday obtains stockholder approval as required by Nasdaq Marketplace Rule 4350, the Sub-Series A-2 Preferred Stock is non-voting and non-convertible.

      o     Conversion
            ----------

            Each share of Sub-Series A-1 Preferred Stock (and upon approval the Sub-Series A-2) is initially convertible into shares of common stock at the holder's option at a conversion price of $0.50 per share. The number of shares of common stock into which each share of Series A Preferred Stock will be convertible will be adjusted for anti-dilution protection and standard protection for dividends, recapitalizations and stock splits. The anti-dilution protection for below market issuances will generally be weighted average protection, while the anti-dilution protection for issuances below the conversion price will be full-ratchet (i.e., reduced to the lowest price of the issuance price of the dilutive issuance).

      o     Dividends
            ---------

            Dividends of 10% per year accrue daily on the shares of Series A Preferred Stock and are payable quarterly on March 31, June 30, September 30 and December 31 of each year. Dividends accumulate and compound quarterly if not paid in cash on the dividend payment date. If Holiday is in default under the terms of the Certificate of Designation or the Securities Purchase Agreement, the dividend rate will increase to 15% per year, or 3.5% per quarter.

      o     Liquidation.
            -----------

            The Series A Preferred Stock liquidation preference is 125% of the issuance price. On a liquidation or sale of Holiday, holders of the Series A Preferred Stock will be entitled to a liquidation

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
            preference payment of the original issuance price plus any accrued and unpaid dividends.

      o     Voting.
            ------

            The Sub-Series A-1 Preferred Stock is entitled to vote on an as-converted basis with the holders of common stock on all matters submitted to a stockholder vote. Initially, each share of Sub-Series A-1 Preferred Stock is convertible into 200 shares of common stock. Shares of Sub-Series A-2 Preferred Stock will initially have no voting rights. After Holiday obtains the approval required by the Nasdaq Marketplace Rules, the Sub-Series A-2 Preferred Stock will have the same voting rights as the Sub-Series A-1 Preferred Stock. In addition, the consent of a majority of the outstanding shares of Series A Preferred Stock is required before the board may:

            - create, authorize or issue any securities having rights that are equal or senior to those of the Series A Preferred Stock; or

            - increase the authorized number of shares of Series A Preferred Stock.

      o     Redemption.
            ----------

            If any shares of Series A Preferred Stock are still outstanding on December 31, 2007, Holiday must redeem those shares at the issuance price plus all accrued and unpaid dividends, if legally able to do so. In addition, Holiday is required to redeem the Series A Preferred Stock upon a consolidation, merger or reorganization, the sale of substantially all of its assets, or consummation of a purchase, exchange or tender offer for more than 50% of Holiday's common stock. If any of those events occur, the redemption price will be equal to the liquidation preference. Holders of Series A Preferred Stock may also require Holiday to redeem their shares at a redemption price equal to the liquidation preference if any of the following events occur:

            - Holiday's common stock fails to be listed on the Nasdaq, American Stock Exchange or the New York Stock Exchange for 10 business days during any 12-month period;

            - Holiday provides notice to any holder of Series A Preferred Stock that it does not intend to comply with a conversion request; or

            - Holiday is in default of its obligations under the Securities Purchase Agreement or the Certificate of Designation of the Series A Preferred Stock and does not cure the default.

      o     Preemptive Rights.
            -----------------

            For two years after the closing of the sale of the Series A Preferred Stock, Holiday must first offer to sell to its holders any equity securities, or securities convertible into or exchangeable for equity securities, that it proposes to issue in a private placement. After receiving notice of Holiday's intent to issue securities in a private placement, holders of the Series A Preferred Stock will have five days in which to elect to purchase a pro rata number of shares being offered, based on the total number of shares of Series A Preferred Stock outstanding.

Description of Warrants

      Following approval as required under the Nasdaq Rules, the warrants will generally be exercisable for five years from the date of issuance. The initial investor purchased 150 units and received warrants to purchase 750,000 shares of Holiday's common stock upon exercise of the warrant (and requisite approval) at a per share exercise price of $0.50, subject to anti-dilution adjustments. The

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
anti-dilution protection for below market issuances will generally be weighted average protection, while the anti-dilution protection for issuances below the exercise price will be full-ratchet (i.e., reduced to the lowest price of the issuance price of the dilutive issuance). A copy of the form of warrant is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by this reference.

Registration Rights

      At the initial closing, Holiday also entered into a Registration Rights Agreement with the initial purchaser. The Registration Rights Agreement gives the holders of Series A Preferred Stock and the warrants and their transferees certain rights to require Holiday to register the common stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the warrants. The Registration Rights Agreement is attached to this Current Report on Form 8-K as
Exhibit 10.2 and is incorporated by this reference. Under that agreement, Holiday is required to file a registration statement under the Securities Act of 1933, as amended, no later than December 1, 2002 registering the resale of the common stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the warrants. With certain exceptions, holders of the Series A Preferred Stock and warrants and their transferees can also require Holiday to include the common stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the warrants in other registration statements that Holiday files in the future. Under the Securities Purchase Agreement the purchasers of Units agree not to sell the common stock underlying the Series A Preferred Stock or warrants for one year.

Extension of Floor Plan Financing.

     In a separate transaction, Holiday's primary floor plan lender under its floor plan financing agreement that expired on November 30, 2001, agreed to extend the term of the financing arrangement through January 22, 2002, to continue to finance used and trade-in inventory and to extend limited additional financing for new inventory purchases. The Second Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement, dated as of January 8, 2002, is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by this reference.

ITEM 7. Financial Statements and Exhibits.

        (c)  Exhibits.

            3.1 Certificate of Designation, Rights and Preferences of the Series A Preferred Stock

            3.2 Amended Certificate of Designation, Rights and Preferences of the Series A Preferred Stock

            4.1   Form of Warrant

            10.1 Securities Purchase Agreement dated as of December 31, 2001 among Holiday RV Superstores, Inc. and the purchasers named therein

            10.2  Registration Rights Agreement

            10.3 Second Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement, dated as of January 8, 2002

            10.4 Letter Agreement between Holiday RV Superstores, Inc. and Steven Antebi, dated December 27, 2001.

            99.1  Press Release

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




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HOLIDAY RV SUPERSTORES, INC.


                                       By: /s/ Casey Gunnell
                                           ------------------
                                           Casey Gunnell,
                                           President and Chief Financial Officer

Dated: January 11, 2002




































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